EXHIBIT 99
                                                                      ----------

                                    AMENDMENT
                                       OF
                                RIGHTS AGREEMENT



         THIS AMENDMENT (this "Amendment") of the Rights Agreement (as defined below) is made and entered into as of the 15th day of January, 1999, by and between AU BON PAIN CO., INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, as rights agent (the "Rights Agent").

                                    RECITALS:
                                    ---------

         WHEREAS, the parties hereto previously entered into a Rights Agreement, dated as of October 21, 1996, between the Company and the Rights Agent (the "Rights Agreement"); and

         WHEREAS, each of the Company and the Rights Agent desire to amend the Rights Agreement as set forth below.

         NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein and in the Rights Agreement, and other good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

         1. Amendments. (a) Section 1(m) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

                           (m) "Exempt Person" shall mean (i) the Company or any
                  Subsidiary (as such term is hereinafter defined) of the Company, in each case including, without limitation in its fiduciary capacity, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Class A Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company, and (ii) Ronald M. Shaich, for so long as Ronald M. Shaich is the Beneficial Owner of 35% or less of the aggregate voting power of the shares of Common Stock then outstanding, provided, however, that Ronald M. Shaich shall not cease to be an Exempt Person as the result of an acquisition of the shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock beneficially owned by Ronald M.

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                  Shaich to more than 35% of the aggregate voting power of the shares of Common Stock then outstanding, and further provided that if Ronald M. Shaich shall become the Beneficial Owner of more than 35% of the aggregate voting power of the shares of Common Stock then outstanding by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock) then Ronald M. Shaich shall cease to be an Exempt Person.

         (b) Section 25 is hereby amended by restating the address for the Rights Agent as follows:

                  State Street Bank and Trust Company
                  c/o EquiServe Limited Partnership
                  150 Royall Street
                  Canton, Massachusetts  02021

                  Attention:  Client Administration

         2. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         3. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         4. Rights Agreement in Effect. Except as hereby amended, the Rights Agreement shall remain in full force and effect.

         5. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

[SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                                 AU BON PAIN CO., INC.



                                                 By: /s/ Louis I. Kane
                                                     -----------------------
                                                     Name:   Louis I. Kane
                                                     Title:  Co-Chairman


                                                 STATE STREET BANK AND TRUST
                                                 COMPANY, as Rights Agent



                                                 By: /s/ Charles Rossi
                                                     ------------------------
                                                     Name:   Charles Rossi
                                                     Title:  V.P.



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